Exhibit 99.1

For immediate release

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES FIRST POST-IPO DIVIDEND PAYMENT

September 13, 2010 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced that pursuant to the Company’s dividend policy its board of directors has declared an initial quarterly cash dividend of $0.1825 per share of the Company’s common stock.  The commencement of the Company’s first ongoing dividend program is reflective of the Company’s growth and commitment to delivering shareholder value.

James L. Janik, President and Chief Executive Officer of Douglas Dynamics commented, “The board’s decision to initiate a quarterly cash dividend is a testament to the board’s confidence in the Company’s financial strength and ability to generate solid cash flow from operations following the successful completion of the Company’s initial public offering.”

The declared $0.1825 per share cash dividend will be paid on September 30, 2010 to stockholders of record as of the close of business on September 23, 2010.

In accordance with the Company’s dividend policy, Douglas Dynamics intends to pay a regular quarterly cash dividend on its common stock in equal quarterly installments at an initial annual rate of $0.73 per share, or approximately $8 million in 2010 based on the current number of shares outstanding.  The Company expects such payments to be made in March, June, September, and December.  The declaration and payment of any future dividends, however, will be at the discretion of the Company’s board of directors and will depend upon many factors, including the Company’s financial condition or earnings, legal requirements, taxes and other factors the Company’s board of directors may deem to be relevant

About Douglas Dynamics

Douglas Dynamics is the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. The Company sells its products under the WESTERN®, FISHER® and BLIZZARD® brands which are among the most established and recognized in the industry.  Additional press releases and investor relations information is available at www.douglasdynamics.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include information relating to future events, future financial performance, expectations, and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors..  Such factors include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall, a significant decline in economic conditions, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, the inability of our suppliers to meet our volume or quality requirements, our inability to compete effectively against competition, and other factors identified in our Exchange Act filings.  You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.